Exhibit 10.75

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of  February 20, 2013, is entered into by and between ANALYSTS INTERNATIONAL CORPORATION, a Minnesota corporation (“Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”).

RECITALS

Company and Wells Fargo are parties to that certain Credit and Security Agreement dated as of September 30, 2009, as amended by a First Amendment to Credit and Security Agreement dated as of February 23, 2011, as amended by a Second Amendment to Credit and Security Agreement dated as of September 21, 2011, and as amended by a Third Amendment to Credit and Security Agreement dated as of February 22, 2012 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in these recitals and in this Amendment shall have the meanings ascribed to them in the Credit Agreement unless otherwise specified herein.

Company has requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Amendments to Credit Agreement.

(a)                                 Section 1.2(a)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:

(ii)               the smaller of (A) 75%, or such lesser percentage as Wells Fargo in its sole discretion may deem appropriate, of Eligible Unbilled Accounts minus Subcontractor Payables related to Unbilled Accounts, or (B) $6,000,000; less

(b)                                 Section 1.8(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

(d)                                 Line of Credit Termination and/or Reduction Fees.   If (i) Wells Fargo terminates the Line of Credit or reduces the Maximum Line Amount during a Default Period, or if (ii) Company terminates the Line of Credit on a date prior to the Maturity Date, or if (iii) Company reduces the Maximum Line Amount, then Company shall pay Wells Fargo as liquidated damages a termination or reduction fee, as applicable, in an amount equal to a percentage of the Maximum Line Amount or the reduction of the Maximum Line Amount, as the case may be, calculated as follows: (A) one-quarter of one percent (0.25%) if the termination or reduction occurs after September 30, 2012, but on or before September 30, 2015; and (B) zero percent (0%) if the termination occurs after September 30, 2015.

(c)                                  Section 5.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b)                                 Minimum Trailing Twelve Months Earnings Before Taxes.  Company shall achieve, during each twelve month period described below, Earnings Before Taxes for the Consolidated Group of not less than the amount set forth for each twelve month period:

Twelve Month Period Ended	Minimum Earnings Before Taxes
December 29, 2012	$250,000
March 30, 2013	$(100,000)
June 29, 2013	$(300,000)
September 28, 2013	$250,000
December 28, 2013	$250,000
March 29, 2014	$250,000
June 28, 2014	$250,000
September 27, 2014	$250,000
January 3, 2015	$250,000
April 4, 2015	$250,000
July 4, 2015	$250,000
October 3, 2015	$250,000
January 2, 2016	$250,000
April 2, 2016	$250,000
July 2, 2016	$250,000

(d)                                 The definition of “Maturity Date” contained in Exhibit A of the Credit Agreement is hereby amended in its entirety to read as follows:

“Maturity Date” means September 30, 2016.

2.                                      Exhibits.  Exhibit E of the Credit Agreement is hereby replaced with Exhibit E to this Agreement.

3.                                      No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4.                                      Conditions Precedent.  This Amendment shall be effective when Wells Fargo shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

(a)                                 a Certificate of the Secretary of Company certifying (i) as to the resolutions of the board of directors of Company approving the execution and delivery of this Amendment, (ii) that attached thereto are true, complete and correct copies of the Constituent Documents of Company as in effect as of the date of this Amendment or that copies of the Constituent Documents of the Company that have been previously delivered by Company to Wells Fargo remain true and correct, and (iii) that the officers and agents of Company who have been certified to Wells Fargo, pursuant to the Certificate of Secretary of Borrower of Company’s secretary or assistant secretary dated September 26, 2011 as being authorized to sign and to act on behalf of Company continue to be so authorized or setting forth the sample signatures of each of the officers and agents of Company authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of Company; and

(b)                                 such other matters as Wells Fargo may require.

5.                                      Representations and Warranties.  Company hereby represents and warrants to Wells Fargo as follows:

(a)                                 Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and under the Credit Agreement as amended by this Amendment, and this Amendment, the Credit Agreement as amended by this Amendment and all other agreements and instruments have been duly executed and delivered by Company and constitute the legal, valid and binding obligation of Company, enforceable in accordance with their respective terms;

(b)                                 the execution, delivery and performance by Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not:  (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Company, or the articles of incorporation or by-laws of Company; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Company is a party or by which it or its properties may be bound or affected; and

(c)                                  all of the representations and warranties contained in Article IV and Exhibit D of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.                                      References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7.                                      No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

8.                                      Release. Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9.                                      Costs and Expenses. Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Company specifically agrees to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expense.

10.                               Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ANALYSTS INTERNATIONAL CORPORATION

By:	/s/ Lynn L. Blake

	Name:	Lynn L. Blake
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Karen J. Chew

	Name:	Karen J. Chew
	Title:	Authorized Signatory

Exhibit E to Fourth Amendment

Exhibit E to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:                                                                             Wells Fargo Bank, National Association
Date:                                                                  [                                      , 20        ]
Subject:                                                   Financial Statements

In accordance with our Credit and Security Agreement dated September 30, 2009 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of Analysts International Corporation (“Company”) dated [                              , 20        ] (the “Reporting Date”) and the year-to-date period then ended or the trailing twelve month period, as applicable (the “Current Financials”).  All terms used in this certificate and not otherwise defined herein have the meanings given in the Credit Agreement.

A.                                    Preparation and Accuracy of Financial Statements.  I certify that the Current Financials have been prepared in accordance with GAAP and fairly present Company’s financial condition as of the Reporting Date.

B.                                    Name of Company; Merger and Consolidation.  I certify that:

(Check one)

☐                                    Company has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐                                    Company has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: ☐ was consented to in advance by Wells Fargo in an Authenticated Record, and/or ☐ is more fully described in the statement of facts attached to this Certificate.

C.                                    Events of Default.  I certify that:

(Check one)

☐                                    I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to Wells Fargo in a Record.

☐                                    I have knowledge of an Event of Default under the Credit Agreement not previously reported to Wells Fargo in a Record, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that Wells Fargo may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D.                                    Litigation Matters.  I certify that:

(Check one)

☐                                    I have no knowledge of any material adverse change to the litigation exposure of Company or any of its Affiliates or of any Guarantor.

☐                                    I have knowledge of material adverse changes to the litigation exposure of Company or any of its Affiliates or of any Guarantor not previously disclosed in Exhibit D, as more fully described in the statement of facts attached to this Certificate.

E.                                    Financial Covenants.  I further certify that:

(Check and complete each of the following)

1.                                      Minimum Trailing Twelve Months Earnings Before Taxes.  Pursuant to Section 5.2(b) of the Credit Agreement, Company’s Earnings Before Taxes for the twelve month period ending on the Reporting Date, was [$                          ], which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than the applicable trailing twelve month amount set forth in the table below (numbers appearing between parentheticals are negative) on the Reporting Date:

Twelve Month Period Ended	Minimum Earnings Before Taxes
December 29, 2012	$250,000
March 30, 2013	$(100,000)
June 29, 2013	$(300,000)
September 28, 2013	$250,000
December 28, 2013	$250,000
March 29, 2014	$250,000
June 28, 2014	$250,000
September 27, 2014	$250,000
January 3, 2015	$250,000
April 4, 2015	$250,000
July 4, 2015	$250,000
October 3, 2015	$250,000
January 2, 2016	$250,000
April 2, 2016	$250,000
July 2, 2016	$250,000

2.                                      Capital Expenditures.  Pursuant to Section 5.2(c) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, Company has expended or contracted to expend during the fiscal year ended [                              , 20      ], for Capital Expenditures, [$                                      ] in the aggregate which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed, during any fiscal year, (i) $2,000,000 in the aggregate for the Consolidated Group or (ii) more than $2,000,000 in any one transaction.

3.                                      Minimum Excess Borrowing Base Availability.  Pursuant to Section 5.2(d) of the Credit Agreement, Company has maintained an average minimum Excess Borrowing Base Availability of [$                                          ]  during the calendar month, and has ☐ satisfied ☐  not satisfied the requirement that Company maintain a minimum Excess Borrowing Base Availability of not less than $3,000,000 at all times.

4.                                      Salaries.  Company ☐ is ☐ is not in compliance with Section 5.9 of the Credit Agreement, which requires that Company not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Company’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

ANALYSTS INTERNATIONAL CORPORATION

By:
Name:
	Title:	Chief Financial Officer